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Exhibit 23

Consent of Independent Registered Public Accounting Firm

American Spectrum Realty, Inc.
Houston, Texas

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated February 25, 2005, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

BDO Seidman, LLP
Dallas, Texas

March 18, 2005

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm